SALES REPRESENTATIVE AGREEMENT
                                              (Integrated Sponsorships)

         THIS SALES REPRESENTATIVE AGREEMENT (the "Agreement") is made and entered into this the 1st day of April, 2000 by and between iHomeline.com, Inc., a Delaware corporation (the "Company"), and JVWeb, Inc., a Delaware corporation (the "Representative").

                                                      RECITALS:

         WHEREAS, among other things, the Company operates the iHomeline.com site (the "Web Site") on the World Wide Web (the "Web");

         WHEREAS, the Company desires to secure the services of a sales representative to negotiate, for and on behalf of Company, in the territory described on Schedule I hereto (the "Territory"), the sale of "Integrated Sponsorships" (as defined below) to be featured on the Web Site, either alone or in conjunction with any other site comprising part of the Representative's family of sites on the Web; and

         WHEREAS, the Representative is willing to become a sales representative for the Company with respect to the sale of Integrated Sponsorships in the Territory, pursuant to the terms, provisions and conditions hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, $10.00, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

                                                     AGREEMENTS:

         1. The Company's Obligations. Subject to the terms, provisions and conditions of this Agreement, the Company hereby appoints the Representative as its exclusive sales representative with respect to sales of Integrated Sponsorships in the Territory. For purposes of this Agreement, "Integrated Sponsorships" shall include any and all of the following:

         (a) Banner advertisements on the Web Site, either alone or in conjunction with any other site comprising part of the Representative's family of sites on the Web;

         (b) Advertisements on any live or recorded program broadcasted (singly, a "Broadcasted Program" and plurally, the
                  "Broadcasted Programs") by the Company either on radio, the Web, television or video;

         (c) Privileges extended to approved advertisers to have their representatives serve as co-hosts or guests on one or more Broadcasted Programs;

         (d) Access extended to approved advertisers, for such advertisers' promotional purposes, to unmodified versions of archived Broadcasted Programs on which their representatives served as co-hosts or guests;

         (e) Rights extended to advertisers to modify (subject to the right of the Company to approve in writing the proposed modifications in its sole discretion) and use versions of archived Broadcasted Programs on which their representatives served as co-hosts or guests, in connection with such advertisers' production of their own programs to be presented on their own Web sites;

         (f) Rights extended to advertisers to modify (subject to the right of the Company to approve in writing the proposed modifications in its sole discretion) and use versions of archived Broadcasted Programs on which their representatives did not serve as co-hosts or guests, in connection with such advertisers' production of their own programs to be presented on their own Web sites;

         (g) Rights extended to advertisers, in connection with the launch or promotion of one or more new or existing products of such advertiser, to feature such product or products on one or more Broadcasted Programs and have representatives present in connection therewith and otherwise to promote such products on the Web Site, either alone or in conjunction with any other site comprising part of the Representative's family of sites on the Web;

         (h) Any other matter that the Company and Representative shall agree in writing constitutes an "Integrated
                  Sponsorship"; and

         (i)      Any combination of any of the matters described in any of (a),
                  (b), (c), (d), (e), (f), (g) or (h) of this Section 1 ("Integrated Sponsorship" does not include Click Through or Affiliated Revenue programs of any affiliate of the Representative, and all Click Through or Affiliated Revenue of the Company shall be the exclusive property and revenue of the Company). All Broadcasted Programs shall remain the exclusive property of the Company unless the Company agrees otherwise in writing.

Consistent with the preceding appointment, the Company shall pay to the Representative the commissions provided for by Section 3 hereof for any sale of Integrated Sponsorships made by another outside salesperson in the Territory. Further, during the term of this Agreement, the Company agrees that it shall enter into no agreement similar to this Agreement with any person other than the Representative with respect to sales of Integrated Sponsorships in the Territory. Notwithstanding the preceding, the Company shall be permitted to make sales of Integrated Sponsorships in the Territory through salespersons who are employees of the Company. The Territory may be expanded or contracted as agreed upon in writing by the Company and the Representative. The Company shall assist the Representative in the Representative's sales efforts and keep the Representative fully informed on all of its policies and programs regarding the sale of Integrated Sponsorships.

         2.       The Representative's Obligations.
                  --------------------------------

                  (a) Subject to the terms, provisions and conditions of this Agreement, the Representative hereby agrees to act as the exclusive sales representative for the Company with respect to sales of Integrated Sponsorships in the Territory.

                  (b) In connection with the Representative's appointment, the Representative shall conduct sales negotiations on behalf of the Company regarding the sale of Integrated Sponsorships in the Territory in accordance with such prices, terms and conditions as shall be mutually agreed upon and set forth in a signed written document by the Company and the Representative. The initial prices, terms and conditions agreed upon by the Representative and the Company are set forth on Schedule II hereto. The Representative's active promotion of Integrated Sponsorships is to include, but not be limited to, calling upon advertisers and potential advertisers and responding promptly to inquiries of such advertisers, as well as following generally accepted practices of progressive sales management. The Representative shall not be obligated to devote all of the Representative's business time, attention and energies to the sale of Integrated Sponsorships on behalf of the Company, and the Representative may sell Integrated Sponsorships for persons other than the Company, provided that such other persons are not in direct competition with the Company.

                  (c) All orders for Integrated Sponsorships must be on the Purchase Agreement and Authorization Form upon which the Company and the Representative have agreed in writing, and all such forms for an order must be completed and feature all required information. The initial and all subsequent Purchase Agreement and Authorization Forms agreed upon by the Representative and the Company shall be attached hereto as Schedule III. No party hereto shall have any obligation until the initial Purchase Agreement and Authorization Form has been agreed upon and has been attached hereto as Schedule III. The Representative shall have the authority to enter into a Purchase Agreement and Authorization in the form agreed upon (containing terms, provisions and conditions agreed upon by the Representative and the Company in writing) with an advertiser on behalf of the Company. All orders for Integrated Sponsorships taken from advertisers by the Representative, not in accordance with the terms, provisions, conditions set forth in the Purchase Agreement and Authorization Form attached hereto as Schedule III shall be deemed a "Special Order" and shall be subject to the Company's prior written confirmation. All Special Orders may be rejected for any reason whatsoever deemed reasonable in the Company's sole judgment, and the Representative shall not obligate or commit the Company to any Special Order without the Company's direct written authorization and direction.

                  (d) The Representative shall have the right to determine the credit worthiness of an advertiser. The Representative and the Company shall assist in efforts to effect the prompt and full payment by advertisers for all Integrated Sponsorships sold pursuant to the Representative's efforts hereunder.

                  (e) All orders are subject to the ability of the Company to feature the related Integrated Sponsorship on the Web Site, and the Company shall not be liable to the Representative or any other person for any damages or losses sustained or incurred by the Representative or such other person due to the inability of the Company to feature the related Integrated Sponsorship on the Web Site unless such damages or losses are caused by the gross negligence or willful misconduct on the part of the Company. The Company shall be not liable to the Representative or any other person for damages or losses that result from causes beyond the reasonable control of the Company, such as acts of God, civil disobedience and war.

                  (f) The Representative shall be responsible for all costs and expenses incurred by the Representative, its employees, agents and subcontractors in connection with this Agreement, including, but not limited to, travel, entertainment, salaries, taxes and commissions.

         3.       Commissions.
                  -----------

                  (a) In consideration of the services to be provided by the Representative to the Company hereunder, the Company agrees to pay to the Representative a commission for all Integrated Sponsorships sold and collected in the Territory. The commissions that shall become due hereunder shall be a percentage of the aggregate collected monthly sales revenues of Integrated Sponsorships sold in the Territory, net of any agreed chargebacks, returns, cash discounts or promotional rebates, and shall be computed in the manner set forth on Schedule IV hereto. The Representative shall be entitled to a commission with respect to revenues from an Integrated Sponsorship sold in the Territory only when no third party has any direct recourse against the Company with respect to such revenues. The Company hereby acknowledges that the Representative has sold Integrated Sponsorships in the Territory prior to the date of this Agreement and that the Representative shall be entitled to a commission (in accordance with the terms of this Agreement) with respect to each such Integrated Sponsorship sold.

                  (b) The Representative shall be entitled to commissions computed in accordance with Section 3(a) with respect to each Integrated
Sponsorship sold in the Territory prior to the date of termination. These commissions shall continue for the earlier to occur of the end of six months after the date of the termination of this Agreement or the end of the agreement regarding such Integrated Sponsorship. After that period of time, the Representative shall no longer be entitled to any commissions with respect to the related Integrated Sponsorship sold in the Territory prior to the date of termination.

                  (c) Not later than ten (10) days after the date of the termination of this Agreement in accordance with Section 4 or Section 5 hereof, the Representative may deliver to the Company a final and complete written list of prospects with respect to which the Representative considers that its work warrants the Representative's receiving a commission. The list shall contain the Representative's activities in connection with such prospects, and the names and titles of contacted customer personnel. If such a list is not timely delivered by the Representative to the Company, no commissions or other monies on
Integrated Sponsorships sold in the Territory after termination of this Agreement shall be paid to the Representative. Within ten (10) days after receipt of such a list, the Company agrees to send to the Representative a written confirmation of all of the prospects, if any, listed by the Representative with respect to which, in the Company's reasonable opinion and judgment, the work done by the Representative prior to the termination of this Agreement warrants the payment of a commission to the Representative. If, within 90 days after the date of termination of this Agreement, an order for an Integrated Sponsorship is received and accepted by the Company or any of its employees, representatives or agents from any of the prospects confirmed by the Company, the Company shall pay to the Representative, for six months thereafter, the full amount of the commissions that would have been payable to the Representative with respect to such Integrated Sponsorship if the order had been received and accepted prior to the termination of this Agreement. After such six-month period, the Representative shall no longer be entitled to any commissions with respect to the related Integrated Sponsorship.

                  (d) The Representative shall establish a separate bank account (the "Account") for purposes of collecting amounts owed by advertisers who purchased an Integrated Sponsorship in the Territory with respect to which the Representative is entitled to a commission hereunder. The Representative shall cause to be deposited or credited to the Account all amounts received from or paid by such advertisers. Within seven days after the end of each month during the term of this Agreement, the Representative shall determine the amount of its commission for the revenues deposited into the Account through the end of such month with respect to which a commission has not previously been paid. Thereafter, the Representative shall be permitted to withdraw from the Account the amount of its commission so determined, and the Representative shall be obligated to remit to the Company the net amount left in the Account. The Representative agrees to provide to the Company copies of all bank statements respecting the Account promptly after the receipt thereof by the Representative. The Representative agrees to provide to the Company copies of all deposit slips and payments by advertisers and other items possessed by the Representative respecting the Account. The Representative shall maintain the Account for so long as it may be entitled to commissions pursuant to this Agreement. After such time and after the Representative has withdrawn the amount of all commissions to which it is entitled pursuant to this Agreement, the Representative shall be obligated to remit to the Company the amount left in the Account, and the Account shall thereafter be finally closed. After such event, the Representative shall be entitled to no further commissions with respect to this Agreement.

         4. Term. The initial term of this Agreement shall begin on the date hereof and shall continue for six months thereafter, unless this Agreement is terminated earlier in accordance with the provisions of Section 5 below. If this Agreement is not terminated in accordance with the provisions of Section 5 below, it shall renew itself for an unlimited number of successive six-month renewal terms unless (i) either the Company or the Representative gives, at least thirty (30) days prior to the end of the initial term or the end of any renewal term, notice to the other of the notifying party's desire that this Agreement terminate at the end of the initial term or the end of the renewal term (as the case may be), or (ii) this Agreement is terminated earlier in accordance with the provisions of Section 5 below.

         5.       Termination.
                  -----------

         (a) Upon  the  occurrence  of any of the  events  listed  below in this
Section 5(a), this Agreement may be terminated, by the party not involved in the event, upon the uninvolved party's giving 30 days written notice to the involved party;

                  (i) If either party shall have been adjudged bankrupt or insolvent under the United States Bankruptcy
                           Code;

                  (ii) If either party shall have filed a petition of bankruptcy or reorganization;

                  (iii) If either party has an involuntary proceeding filed against it under the United States Bankruptcy Code, unless such proceeding is dismissed or stayed within 60 days thereafter; or

                  (iv) If trustee, receiver or liquidator is appointed for either party.

         (b) If (i) either party has materially breached a representation, warranty, or agreement made by such party in this Agreement, and (ii) the non-breaching party has given written notice to the breaching party setting forth in specific detail the breach, and (iii) the breaching party fails to make reasonable efforts to cure the breach within 30 days after the non-breaching party's notice is given, then this Agreement may be terminated by the non-breaching party, immediately upon the giving of written notice to the breaching party, at any time after the running of the 30-day period mentioned in
(iii) immediately preceding.

         (c) If that certain Services Agreement of even date herewith between the Company and Representative is terminated for any reason, then either the Company or Representative may terminate this Agreement upon its giving five days written notice to the other party.

         (d) Except for the rights and obligations under Section 6, 7 and 8 of this Agreement and Section 3 with respect to commissions then or thereafter earned by the Representative, upon termination of this Agreement (whether under Section 4 or Section 5), (i) all rights and obligations under this Agreement shall cease, and (ii) the Company shall not be liable or responsible for any additional cost, damages, payments or fees whatsoever incurred after the date of termination.

         6. Indemnification. The Company shall indemnify and hold harmless Representative from and against any liability, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions arising out of Representative's activities on behalf of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim except to the extent that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based constitute gross negligence or willful misconduct by Representative.

         Representative shall indemnify and hold harmless the Company from and against any liability, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts of omissions arising out of Representative's activities on behalf of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim so long as the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based constitute gross negligence or willful misconduct or breach of this Agreement by or on the part of Representative.

         7. Property of the Company. The Representative agrees that, upon the termination of this Agreement, the Representative shall immediately surrender to the Company all property, equipment, funds, lists, books, records, and other materials of the Company or any affiliate thereof in the possession of or provided to the Representative. During the term of this Agreement, and for two years thereafter, the Representative shall not practice, make use of, or reveal to any person, firm or corporation any secret or confidential information or other data related to the business, methods, and practices of the Company or any of its affiliates (including, but not limited to, drawings, customer lists, trade practices, secret processes and trade secrets) that the Company or any affiliate may have imparted to the Representative except as permitted under this Agreement for the Representative to carry out operations under this Agreement. The Representative shall not acquire by this Agreement any rights in, to or under any goodwill, patent, trademark, trade secret, copyright, trade name or other intangible property of the Company. The Representative acknowledges that the Company is the exclusive owner of the various trademarks, service marks and several other words and design marks which the Company uses in connection with it business, and the Company has the right to control the Representative's use or display thereof. If, during the term of this Agreement or thereafter, any such right should become vested in the Representative by operation of law or otherwise, the Representative agrees that the Representative shall, upon the Company' request, and without further consideration, or, upon the termination or expiration of this Agreement, forthwith assign any and all such rights, together with any goodwill appurtenant thereto, to the Company.

         8.       Noncompetition Agreement.
                  ------------------------

                  (a) Agreement. In consideration of $10.00 and other good and valuable consideration, for a period of one year after the expiration of this Agreement or the termination of this Agreement by the Company with cause or the Representative voluntarily, the Representative shall not, directly or indirectly, acting alone or as a member of a partnership, or as an officer, director, shareholder, employee, consultant, or representative of any corporation or in any other capacity with any other business entity: (i) engage in the production of any radio, webcast, television, video or other media show featuring subject matter pertaining to house, garden and lawn issues (such activity is referred to hereinafter as the "Restricted Activity") anywhere in the entire world (such area is referred to hereinafter as the "Restricted Area"), the Representative hereby acknowledging that the Company's proposed media broadcasts are expected to be world-wide and any engagement by the Representative in the Restricted Activity could harm the value of the Services provided by the Representative pursuant to this Agreement; (ii) solicit, deal, negotiate, enter into an arrangement or contract, or attempt to do any of the foregoing, in any manner with respect to the Restricted Activity in the Restricted Area with respect to any person that was a client of the Company at any time during the two-year period prior to the date of expiration or termination, or attempt to cause any such person to not continue the business relationship that it has with the Company; or (iii) induce or attempt to influence, directly or indirectly, any person employed by or under contract with the Company at the date of expiration or termination, to terminate his or her engagement or contractual relationship with the Company.

                  (b) Permitted Exception. Notwithstanding the foregoing provisions of this section, the Representative shall be permitted to (i) own up to five percent of the publicly-traded securities, registered under Section 12 or 15(d) of the Securities Exchange Act of 1934, of any competitor of the Company, and (ii) continue to own an interest in and fully participate in the business of the Company and any other wholly-owned or partially-owned subsidiary of the Representative in which the Represenative owned an interest or in whose business the Representative participated, in both cases at the time of the expiration or termination of this Agreement, provided, however, that such ownership and participation was not in violation of this Agreement.

                  (c) Reasonableness. The Representative hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this section are reasonable and necessary to protect the business of the Company, and that the enforcement of the provisions of this section will not work an undue hardship on the Representative.

                  (d) Reformation. The Representative further agrees that in the event either the length of time or any other restriction, or portion thereof, set forth in Section 8(a) above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of Section 8(a) will remain in full force and effect as reduced or modified.

                  (e) Injunctive Relief. The Representative further agrees and acknowledges that the Company does not have an adequate remedy at law for the breach or threatened breach by the Representative of the covenants contained in this Section and the Representative therefore specifically agrees that the Company, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin the Representative from such breach or threatened breach.

                  (f) Severability. The Representative further agrees, in the event that any provision of Section 8(a) is held to be invalid or against public policy, the remaining provisions of Section 8(a) and the remainder of this Agreement shall not be affected thereby.

         9.       Miscellaneous.
                  ----------------

         (a) THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. The parties hereto stipulate and agree that the courts of the State of Texas shall have in personam jurisdiction for any claim, lawsuit or proceeding regarding this Agreement, and that mandatory venue for any such claim, lawsuit or proceeding shall be in any state or federal court having competent jurisdiction located in Harris County, Texas. The prevailing party in any proceeding brought pursuant to or with respect to this Agreement shall be entitled to recover from the losing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with the proceeding.

         (b) Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, or sent by an overnight courier who keeps proper records regarding its deliveries. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses of the parties hereto shall be the physical addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address by notifying each other party hereto in writing as to the new physical address for sending notices.

         (c) The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         (d) If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         (e) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. No modification, amendment, change or waiver of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by all parties hereto.

         (f) This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and permitted assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         (g) No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies. No waiver of any of the terms and conditions of this Agreement or of the exercise of any right or remedy hereunder shall be valid unless signed by the party against whom such waiver is asserted. A failure or delay to enforce the rights set out herein by the holder thereof shall not constitute a waiver of said rights or be considered as a basis for estoppel. The holder may exercise its rights hereunder despite said delay or failure to enforce said rights.

         (h) The parties hereto agree that the relationship hereby established is solely one of independent contractors and not one of principal and agent. Nothing in this agreement shall be construed as constituting the Representative as a legal representative of the Company, or the Company as a legal representative of the Representative, for any reason whatsoever. Except as provided in Section 2(c), the Representative shall have no authority by virtue of this Agreement to create any obligation, expressed or implied, on behalf of the Company to any third party, or to commit the Company in matter, cause or undertaking whatsoever, without the prior written consent of the Company. By the same token, the Company shall have no authority by virtue of this Agreement to create any obligation, expressed or implied, on behalf of the Representative to any third party, or to commit the Representative in matter, cause or undertaking whatsoever, without the prior written consent of the Representative. The Representative and the Company shall be solely responsible for their respective acts and failures to act and the acts and failures to act of their respective employees, agents and representatives.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first hereinabove written.

"REPRESENTATIVE"                            "COMPANY"

JVWEB, INC.                                                  IHOMELINE.COM, INC.



By:  /s/ Greg J. Micek                               By:   /s/ Jim Neidner
   -----------------------------                        ------------------------
Greg    J.    Micek, President                       Jim Neidner, President

Date:  4/1/2000                                      Date:  4/1/2000

Address: 5444 Westheimer, Suite 2080        Address: #15 Villas Way
                  Houston, Texas 77056               Montgomery, Tx. 77456

                                                     SCHEDULE I

                                                      Territory

         Anywhere in the entire world.

                                                     SCHEDULE II

                                      Initial Terms, Provisions and Conditions


                                                         [TO COME]





























         The undersigned hereby agree to the initial terms, provisions and conditions set forth above.

IHOMELINE, INC.                                      JVWEB, INC.


By:_________________________________        By:_________________________________
         Jim Neidner, President                      Greg J. Micek, President

                                                    SCHEDULE III

                               Initial Purchase Agreement and Authorization Form

         The parties have agreed to the initial Purchase Agreement and Authorization Form following this page, and the respective officers of the parties have initialled such initial Purchase Agreement and Authorization Form indicating their respective approval.

                                                        SCHEDULE IV

                                                        Commissions

         The amount of commission earned with respect to the sale of an Integrated Sponsorship sold by the Representative in the Territory (not involving any other site comprising part of the Representative's family of sites on the Web) shall be split equally between the parties 50/50.